Exhibit 10.2

DWF: AF/CJM/2016677-5

2018

MINUTE OF VARIATION OF LEASE

between

QUOTIENT BIOCAMPUS LIMITED

and

ALBA BIOSCIENCE LIMITED

Subjects: 5 James Hamilton Way, Milton Bridge, Penicuik, EH26 0BT (formerly Site 3, Bio Campus, Roslin, Midlothian)

MINUTE OF VARIATION

between

QUOTIENT BIOCAMPUS LIMITED, incorporated under the Companies Acts (Registered Number SC514165) and having its Registered Office at Douglas Building, Pentlands Science Park, Bush Loan, Penicuik EH26 0PL (who, and whose permitted successors as Landlords under the Lease are hereinafter referred to as the “Landlords”); and

ALBA BIOSCIENCE LIMITED, incorporated under the Companies Acts with Registered Number SC310584 and having their Registered Office at Douglas Building Pentlands Science Park, Bush Loan, Penicuik, Midlothian, EH26 0PL (who and in substitution therefor whose permitted successors and assignees are hereinafter referred to as the “Tenants”)

WHEREAS:-

The Landlords and the Tenants are respectively in right of the landlord’s and tenant’s parts of the lease (hereinafter referred to as the “Lease”) between the Landlord and Tenant dated 14 July 2017 and registered in the Land Register of Scotland under title number MID192976 and registered in the Books of Council and Session on 26 January 2018 of ALL and WHOLE the subjects known as and forming Site 3, Bio Campus, Roslin, Midlothian as more particularly described in the Lease and varied as aftermentioned;

1.	Interpretation

1.1	Words and expression defined in the Lease shall bear the same meaning herein unless the context otherwise requires;

2.	Variation of Lease Terms

2.1	With effect from the date of last execution of this Minute of Variation, the Lease will be varied as follows:-

In the definition of “the Premises” the words “being the whole subjects registered in the Land Register of Scotland under title number MID166779” shall be delete and there shall be substituted therefor:- “and further known as 5 James Hamilton Way, Milton Bridge, Penicuik, Midlothian, EH26 0BF and being the subjects in the course of registration in the Land Register of Scotland under title MID 197810.”

The definition of “RPI” in clause 1.1 of the lease shall be amended so as to be entitled “CPI” instead of “RPI” and to read:

“means the Consumer Price Index figure as published from time to time on behalf of HM Government of the United Kingdom by the Office for National Statistics or any successor body and in the event of (1) discontinuation thereof, such other inflation index being the nearest reasonably equivalent thereto as the Landlord and the Tenant agree both acting reasonably, or (2) a material change in the basis of such index, such index duly modified in such manner as the Landlord and the Tenant may agree both acting reasonably to accommodate such change in the basis of such index (and in the event of dispute as may be determined by an expert to be appointed by written agreement between the Landlord and the Tenant, or in default of such agreement being reached within a period of four weeks of either party notifying the other of the requirement for an expert to be appointed, to be nominated by the President for the time being of the Institute of Chartered Accountants in Scotland);

2.2	Clause 4.2 of the Lease shall be delete and there shall be substituted therefor:

“4.2 -	Review of yearly rent

4.2.1	The following expressions shall bear the following meanings in this Lease:-

“review date” means the Thirtieth of September in the year Two Thousand and Thirty Two and each fifth anniversary of such date within the term and any particular such date being referred to as a, or the “relevant review date”;

“review period” means the period starting with any review date and ending upon the day immediately preceding the next review date or starting with the last review date and ending upon the expiry of the term;

“revised rent” means the rent ascertained in accordance with the provisions of this clause 4.2;

“yearly rent” means as follows:

(a)	For the period from the Date of Entry until 29 September 2018 – the rent of £1,200,000 STERLING per annum;

(b)	For the period from 30 September 2018 until 29 September 2019 – the rent of £1,236,000 STERLING per annum;

(c)	For the period from 30 September 2019 until 29 September 2020 – the rent of £1,273,080 STERLING per annum;

(d)	For the period from 30 September 2020 until 29 September 2021 – the rent of £1,311,272.40 STERLING per annum;

(e)	For the period from 30 September 2021 until 29 September 2022 – the rent of £1,350,610.57 STERLING per annum;

(f)	For the period from 30 September 2022 until 29 September 2023 – the rent of £1,391,128.89 STERLING per annum;

(g)	For the period from 30 September 2023 until 29 September 2024 – the rent of £1,432,862.76 STERLING per annum;

(h)	For the period from 30 September 2024 until 29 September 2025 – the rent of £1,475,848.64 STERLING per annum;

(i)	For the period from 30 September 2025 until 29 September 2026 – the rent of £1,520,124.10 STERLING per annum;

(j)	For the period from 30 September 2026 until 29 September 2027 – the rent of £1,565,727.82 STERLING per annum;

(k)	For the period from 30 September 2027 until 29 September 2032 – the rent of £1,612,699.65; and

during each successive review period a rent per annum equal to whichever is the greater of the rent payable immediately before the relevant review date (or which would be payable were it not for any abatement of rent in accordance with this Lease or any statutory restriction or modification) and the revised rent;

4.2.2	On each review date, the yearly rent shall be reviewed and the yearly rent payable in respect of each review period shall be the higher of (i) the yearly rent payable immediately before that review date, (ii) the Increased Sum as calculated in accordance with the provisions of clause 4.2.2.1;

4.2.2.1	The Increased Sum shall be the sum “R5” which is the product of the following formulae carried out consecutively:

			b1
R1	=	a x the greater of (i) the lesser of	c	and	104	and
					100
(ii)	102
	100

			b2
R2	=	R1 x the greater of (i) the lesser of	b1	and	104
					100
and (ii)	102
	100

			b3
R3	=	R2 x the greater of (i) the lesser of	b2	and	104
					100
and (ii)	102
	100

			b4
R4	=	R3 x the greater of (i) the lesser of	b3	and	104
					100
and (ii)	102
	100

			b5
R5	=	R4 x the greater of (i) the lesser of	b4	and	104
					100
and (ii)	102
	100

where:

a = the rent payable immediately before the relevant review period (disregarding any abatement of rent applicable at that time);

c = CPI for(i) August 2027, in the case of the first review date, or (ii) in the case of any subsequent review date, the month preceding the month in which the preceding review date fell;

b1 = CPI for (i) August 2028 (in the case of the first review rate), or (ii) the preceding month preceding the first anniversary of the review date in the case of all other review dates;

b2 = CPI for (i) August 2029 (in the case of the first review date), or (ii) the month preceding the second anniversary of the preceding review date in the case of all other review dates;

b3 = CPI for (i) August 2030 (in the case of the first review date), or (ii) the month preceding the third anniversary of the preceding review date in the case of all other review dates;

b4 = CPI for (i) August 2031 (in the case of the first review date), or (ii) the month preceding the fourth anniversary of the preceding review date in the case of all other review dates; and

b5 = CPI for (i) August 2032 (in the case of the first review date), or (ii) the month preceding the fifth anniversary of the preceding review date in the case of all other review dates.

4.2.2.2	If for any reason the Increased Sum is not agreed or determined until after the relevant review date the Tenant shall continue to pay the yearly rent at the rate applicable immediately before that date and on the day on which the new rent is agreed or determined the Tenant shall pay the amount of any increase for the period from and including the relevant review date up to the rent payment date (referred to in Clause 5.1 of this Lease) following that determination together with interest at 4% below the rate of Interest on each part of that payment for the period on and from the date on which that part would have been payable had the new rent been agreed or determined before the review date up to the date on which payment is due.

4.2.3.	Time is not of the essence in this clause 4.2 of the Lease.

4.2.4.	As soon as practicable after the amount of the revised rent shall have been ascertained, a Minute of Agreement recording the amount of the revised rent and incorporating the Tenant’s consent to registration of such Minute of Agreement for preservation and execution shall be executed by the Landlord and the Tenant and the Tenant shall meet the proper legal costs incurred by the Landlord in connection with the Minute of Agreement and the Tenant shall pay the Land and Building Transaction Tax (if any) on the Minute of Agreement, the costs of registration thereof in the Books of Council and Session and of obtaining three extracts (one for the Tenant).

4.2.5	It is expressly agreed that acceptance by the Landlord at any time after a review date of (or demand by the Landlord at any such time for) rent at the yearly rate payable prior to such review date shall not be regarded as acceptance by the Landlord that such rent represents the revised rent as from such review date or as a waiver of or personal bar on the right of the Landlord to set in motion at any time after the relevant review date the machinery for review of the rent or to collect the revised rent as and from such review date all as hereinbefore provided.”

2.3	The following wording shall be added at the end of Clause 5.6.1 of the Lease “and (c) the Tenant’s foregoing obligations shall apply and be fully enforceable by the Landlord irrespective of the fact that the Landlord may possess any right against any other party in respect of the initial construction of the Premises and/or the rectification of any defects therein”.

2.4	There shall be added at the end of Clause 5.6.7 the following sentence: “the Tenant shall ensure that it complies in full with all product, services and construction guarantees applicable to the Premises and without prejudice to the foregoing generality it will not cause the same to become invalidated or unenforceable in whole or in part”.

2.5	With regard to Clause 5.9.3 of the Lease, the words or “(save where ancillary to the permitted use)” shall be added between the words “or” and “for” on the 7th line thereof.

2.6	Clause 5.9.5.1 of the Lease shall be delete.

2.7	With regard to Clause 5.12.3.1 of the Lease, the word “full” shall be added before the words “market rent” in the third line thereof.

2.8	With regard to clause 5.28.2 of the Lease, the reference to “Development Works” shall be a reference to “Development Works” as defined in the Superior Lease.

2.9	With regard to Clause 5.11.2 of the Lease, the following provisions shall be added at the end thereof:-

“Provided always that:-

5.11.2.1	It shall be reasonable for the Landlord to refuse consent to an assignation where the financial standing of the proposed assignee is such that having regard to the provisions of this Lease and all other relevant matters, the value of the Landlord’s interest in the heritable interest subject to this Lease would be diminished if the proposed assignation took place;

5.11.2.2	The Landlord’s consent shall in every case (unless expressly excluded by the Landlord) be subject to conditions requiring that such security as the Landlord reasonably requires is provided for the proposed assignee including:-

(a)	the provision of a rent deposit in such amount as the Landlord reasonably requires (but not being more than equivalent to 12 months’ rent) and the entering into by the proposed assignee with the Landlord of a rent deposit deed in such form as the Landlord reasonably requires; and/or

(b)	The provision of not more than 2 guarantors reasonably acceptable to the Landlord, of the proposed assignee’s undertakings and obligations as tenant under this Lease, which guarantors shall enter into a Guarantee in the form set out in the Schedule to the Lease or in such other form as the Landlord shall reasonably require.”

The reference to the form of guarantee in the Schedule to the Lease shall be deemed to be a reference to the form of Guarantee contained within the Schedule to this Minute of Variation.

2.10	With regard to Clause 6.1 of the Lease:-

(a)	The words “the Tenant or any guarantor of the Tenant’s obligations (a “Guarantor”) shall be added between the words “or” and “(being” in the sixth line thereof;

(b)	The words “or such Guarantor” shall be added between the words “Tenant” and the word “or” in the thirteenth line thereof;

(c)	The words “or such Guarantor’s” shall be added between the words “Tenant’s” and “effects” in the fourteenth line thereof;

(d)	The words “or such Guarantor” shall be added between the words “Tenant” and “shall” in the fifteenth line thereof.

2.11	Clause 6.4.2.1 of the Lease shall be delete and the following shall be substituted therefor:

“If the Premises are not so rendered fit for occupation or use by a date three years from the date of such destruction or damage by any of the Insured Risks either the Tenant or the Landlord may at any time thereafter by giving not less than 20 Working Days written notice to the other determine this Lease PROVIDED THAT if the Premises shall have been rendered fit for occupation or use by a date prior to the expiry of such notice then such notice shall cease to have effect.”

2.12	With regard to Clause 6.6 of the Lease, the word “being” shall be added between the words “notice” and “herein” in the second line thereof.

2.13	A new Clause 6.14 shall be added to the Lease in the following terms:-

16.14	Substitute Guarantor

The Tenant shall give notice to the Landlord forthwith if any of the events set out in Clause 6.1 shall occur in respect of any Guarantor (a “Relevant Event”) and if any of such events shall occur the Tenant shall procure that another Guarantor (acceptable to the Landlord acting reasonably) shall within 20 Working Days of the occurrence of the Relevant Event enter into a guarantee in substitution, such substitute guarantee to be in the form of the previous guarantee or in such other form as the Landlord shall reasonably require”.

3.	Costs

3.1	The Tenants shall pay any Land and Buildings Land Transaction tax due in respect of the land transaction documented by these presents and will deliver to the Landlords within 30 days of the effective date of any such land transaction a Land and Buildings Transaction tax acknowledgement in relation to and such liability on such land transaction and otherwise each party shall meet their own costs in connection with this Minute of Variation.

4.	Terms of Lease

Except as hereby expressly amended the parties hereto confirm the whole terms and conditions of the Lease.

5.	Consent to Registration

The Landlords and the Tenants consent to registration hereof for preservation and execution:

IN WITNESS WHEREOF these presents consisting of this and the 6 preceding pages and the Schedule annexed and executed as relative hereto are executed as follows:

Signed for and on behalf of QUOTIENT BIOCAMPUS LIMITED

at Penicuik on 23/3/2018

by:

/s/ Roland Boyd (Signature)

ROLAND BOYD (Full name in CAPITALS)

Director

/s/ Andrew Gordon Robb (Signature)

ANDREW GORDON ROBB (Full name in CAPITALS)

Witness

1 Peacock Avenue (Full address - witness only)

Bonnyrigg

Signed for and on behalf of ALBA BIOSCIENCE LIMITED

at Penicuik on 23/3/2018

by:

/s/ Roland Boyd (Signature)

ROLAND BOYD (Full name in CAPITALS)

Company Secretary

/s/ Andrew Gordon Robb (Signature)

ANDREW GORDON ROBB (Full name in CAPITALS)

Witness

1 Peacock Avenue (Full address - witness only)

Bonnyrigg